As filed with the Securities and Exchange Commission on March 4, 2008
Registration No. 333-_______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ___________________________

BorgWarner Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3404508 (I.R.S. employer identification number)

___________________________

3850 Hamlin Road
Auburn Hills, MI 48326
(248) 754-9200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
___________________________

John J. Gasparovic, Esq.
Vice President, General Counsel, and Secretary
BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, MI 48326
(248) 754-9200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
___________________________

Copy to:
Brad B. Arbuckle, Esq. Miller Canfield Paddock and Stone, P.L.C. 840 West Long Lake Road, Suite 200 Troy, Michigan 48098 (248) 267-3283
Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered (1)	Proposed Maximum Aggregate Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Debt Securities (4)
Preferred Stock, par value $0.01 per share
Voting Common Stock, par value $0.01 per share (5)
Non-Voting Common Stock, par value $0.01 per share (5)
Depositary Shares (6)
Warrants
Units
Total	$750,000,000 (7)	100%	$750,000,000 (7)	$29,475.00

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of depositary shares, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $750,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies).  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.  The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.  In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)
If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $750,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies), less the aggregate dollar amount of all securities previously issued hereunder.

(5)	Each share of common stock includes one preferred share purchase right. No separate consideration is payable for the preferred share purchase rights.

(6)
In the event that we elect to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts issued under a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.

(7)
The aggregate amount of voting common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act.  The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

$750,000,000

 Debt Securities
Preferred Stock
Voting Common Stock
Non-Voting Common Stock
Depositary Shares
Warrants
Units

_______________________________________________

We may offer any combination of the securities described in this prospectus in different series from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering.  We will provide you with specific terms of the applicable offered securities in one or more supplements to this prospectus.  The aggregate initial offering price of the securities that we may issue under this prospectus will not exceed $750,000,000.

We urge you to read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.  This prospectus may not be used to make sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.  We may sell the securities, or we may distribute them through underwriters or dealers.  In addition, the underwriters may overallot a portion of the securities.

Our voting common stock is listed for trading on the New York Stock Exchange, Inc. under the symbol “BWA.”  Unless we state otherwise in a prospectus supplement, we will not list any other of these securities on any securities exchange.  On March 3, 2008, the last reported sale price of our voting common stock on the New York Stock Exchange was $42.80.  Prospective purchasers of voting common stock are urged to obtain current information as to the market prices of the voting common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

Our principal office is located at 3850 Hamlin Road, Auburn Hills, Michigan 48326.  Our telephone number is (248) 754-9200.  Our website can be found at www.borgwarner.com.

The date of this prospectus is March 4, 2008.

An investment in these securities involves risks.  See Item 1.A Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2007.

TABLE OF CONTENTS

Page

Forward-Looking Statements	3
About This Prospectus	3
About BorgWarner Inc.	4
Use of Proceeds	4
Consolidated Ratio of Earnings to Fixed Charges	4
Description of Securities	5
Description of Debt Securities	5
Description of Preferred Stock	18
Description of Common Stock	20

Description of Depositary Shares	25
Description of Warrants	28
Description of Units	32
Forms of Securities	34
Plan of Distribution	38
Legal Matters	39
Experts	39
Where You Can Find More Information	40
Incorporation of Documents by Reference	40

    No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized.  This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.
FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including without limitation, statements containing the words “believes,” “anticipates,” “hopes,” “intends,” “expects,” “plans,” and other similar words may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact contained or incorporated by reference in this prospectus, that we expect or anticipate will or may occur in the future, including, without limitation, statements included in this prospectus under “About BorgWarner Inc.” and located elsewhere in this prospectus regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements.  These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.  These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those described in the section entitled “Risk Factors” in this prospectus or supplements to be provided with this prospectus, as well as other factors that might be described from time to time in our reports filed with the SEC, that may cause our actual results to differ materially from expectations.

Consequently, all of the forward-looking statements contained or incorporated by reference in this prospectus are qualified by these cautionary statements, and there can be no assurances that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us and our subsidiaries or our business or operations. Given these uncertainties, prospective investors are cautioned not to place undue reliance on those forward-looking statements.  All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing such forward-looking statements.  We disclaim any obligation to update or to announce publicly any updates or revisions to any of the forward-looking statements contained or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying the statements.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $750,000,000.  This prospectus provides you with a general description of the securities we may offer.  However, it does not contain all of the information in the registration statement.  Each time we sell securities, we will provide a prospectus supplement or more than one prospectus supplement, together with one or more pricing supplements and/or product supplements (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of the offering.  Prospectus supplements may also add, update or change information contained in this prospectus.  We urge you to read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The information in this prospectus speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

References in this prospectus to the terms “we” or “us” or other similar terms mean BorgWarner Inc. unless we state otherwise or the context indicates otherwise.

ABOUT BORGWARNER INC.

We are a leading, global supplier of highly engineered systems and components, primarily for powertrain applications.  The Company’s products help improve vehicle performance, fuel efficiency, air quality and vehicle stability.  These products are manufactured and sold worldwide, primarily to original equipment manufacturers (“OEMs”) of light-vehicles (i.e., passenger cars, sport-utility vehicles (“SUVs”), cross-over vehicles, vans and light-trucks).  The Company’s products are also sold to other OEMs of commercial trucks, buses and agricultural and off-highway vehicles.  The Company also manufactures and sells its products to certain Tier One vehicle systems suppliers and into the aftermarket for light and commercial vehicles.  The Company operates manufacturing facilities serving customers in the Americas, Europe and Asia, and is an original equipment supplier to every major automotive OEM in the world.

The Company reports its results under two reporting segments: Engine and Drivetrain.  The Engine Group’s products currently fall into the following major categories: turbochargers, chain products, emissions systems, thermal systems, diesel cold start and gasoline ignition technology and diesel cabin heaters.  The Drivetrain Group’s major products are transmission components and systems, and 4WD and AWD torque management systems.

Our executive offices are located at 3850 Hamlin Road, Auburn Hills, Michigan 48326.  Our telephone number is (248) 754-9200.  Our website can be found at www.borgwarner.com.

Additional information regarding us, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus.  See “Where You Can Find More Information” below and “Incorporation of Documents by Reference” below.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes, which may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities.  Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for the periods indicated below were as follows:

Year Ended December 31,
2007	2006	2005	2004	2003
8.45x	5.88x	6.75x	8.55x	7.04x

In the computation of our ratios of earnings to fixed charges, earnings consist of earnings before income taxes, minority interests and equity in affiliate earnings, plus fixed charges, amortization of capitalized interest, and dividends received from equity affiliates, less capitalized interest.  Fixed charges consist of interest expensed and capitalized and one-third of rental expense (approximate portion representing interest).

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the debt securities, preferred stock, voting common stock, non-voting common stock, depositary shares, warrants and units that we may offer.  These summaries are not meant to be a complete description of each security.  However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

Any of the securities described herein and in a prospectus supplement may be issued separately or as part of a unit consisting of two or more securities, which may or may not be separable from one another.

DESCRIPTION OF DEBT SECURITIES

The following descriptions of the terms of the debt securities set forth certain general terms and provisions of the debt securities.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such offered debt securities.  To the extent that any prospectus supplement is inconsistent with any provision in this summary, the information contained in such prospectus supplement will control.

The debt securities that will be our senior debt securities will be issued under an Indenture dated as of September 23, 1999, as supplemented (the “Senior Debt Indenture”), between us and The Bank of New York Trust Company, N.A. (the “Senior Trustee”).  The debt securities that will be our subordinated debt (“Subordinated Debt Securities”) will be issued under an Indenture (the “Subordinated Debt Indenture” and, collectively with the Senior Debt Indenture, the “Indentures”), to be entered into between us and a trustee to be determined (the “Subordinated Trustee”).

The Senior Debt Indenture has been filed with the SEC as an exhibit to our current report on Form 8-K filed October 6, 1999 and is incorporated herein by reference.  The forms of the senior debt securities have been filed, or will be filed, with the SEC and incorporated by reference as exhibits to the registration statement and you should read them for the provisions that may be important to you.  The forms of the Subordinated Debt Indenture and the Subordinated Debt Securities have been filed, or will be filed, with the SEC and incorporated by reference as exhibits to the registration statement and you should read them for the provisions that may be important to you.  The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We have summarized certain provisions of the Indentures and the debt securities below.  The summary is not complete and is subject to, and qualified in its entirety by reference to, the Indentures and the debt securities.  Capitalized terms used in the summary have the meanings set forth in the applicable Indenture unless otherwise defined herein.

General

The debt securities will be our unsecured senior or subordinated obligations.

The Indentures do not limit the amount of debt securities that we may issue thereunder and provide that we may issue debt securities under the Indentures from time to time in one or more series.

Reference is made to the prospectus supplement for the following terms of and information relating to the offered debt securities (to the extent such terms are applicable to such debt securities):

•	classification as senior or subordinated debt securities;

•	the specific designation, aggregate principal amount, purchase price and denomination of the offered debt securities;

•	the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable;

•	any date of maturity;

•
the method by which amounts payable in respect of principal, premium (if any) or interest on, or upon the redemption of, such debt securities may be calculated, and any currencies or indices, or value, rate or price, relevant to such calculation;

•	interest rate or rates (or the method by which such rate or rates will be determined), if any;

•	the date or dates on which any such interest or other amounts will be payable;

•	the place or places where the principal of and interest, if any, on the offered debt securities will be payable;

•	any redemption, repayment or sinking fund provisions for the offered debt securities;

•
whether the offered debt securities will be issuable in registered form or bearer form (“Bearer Securities”) or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Securities;

•
any applicable U.S. federal income tax consequences, including whether and under what circumstances we will pay additional amounts on offered debt securities held by a person who is not a U.S. person (as defined in this prospectus or the applicable prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	the anticipated market for the offered debt securities; and

•
any other specific terms of the offered debt securities, including any additional or different events of default, remedies or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement.  Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture.  Bearer Securities and the coupons, if any, attached to such Bearer Securities will be transferable by delivery.

Debt securities may bear interest at a fixed rate or a floating rate.  Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.  Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes, will be described in the relevant prospectus supplement.

We may issue debt securities from time to time with payment terms that are calculated by reference to the value or price of one or more currencies or indices.  Holders of such debt securities may receive a payment of the principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, or a redemption amount on any redemption date that is greater than or less than the principal amount of such debt securities, depending upon the value or price on such dates of the applicable currency or index.  Information for determining the amount of principal, premium (if any), interest or redemption amounts payable on any date, the currencies, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the relevant prospectus supplement.

Certain Definitions

“Attributable Indebtedness” means, with respect to any Sale/Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for Net Rental Payments during the remaining term of the lease (including any period for which such lease has been extended).

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (3) appropriate adjustments on account of minority interests of other Persons holding stock of our Subsidiaries, all as set forth on our most recent balance sheet (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with generally accepted accounting principles.

“Consolidated Net Worth” means the amount of total stockholders’ equity shown in our most recent consolidated statement of financial position.

“Current Assets” of any Person includes all assets of such Person that would in accordance with generally accepted accounting principles be classified as current assets.

“Current Liabilities” of any Person includes all liabilities of such Person that would in accordance with generally accepted accounting principles be classified as current liabilities.

“Net Rental Payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

“Non-Recourse Indebtedness” means our indebtedness or the indebtedness of any of our Subsidiaries in respect of which the recourse of the holder of such indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets, and with respect to which neither we nor any of our Subsidiaries provide any credit support.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, that we own or that is owned by one of our Subsidiaries which constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof (together with the land upon which it is erected and fixtures comprising a part thereof) (1) which is financed by industrial development bonds or (2) which, in the opinion of our board of directors, is not of material importance to our total business conducted and the total business conducted by our Subsidiaries, taken as a whole.  As of the date of this prospectus, we have only one manufacturing plant or warehouse that constituted a Principal Property.

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which we or any of our Subsidiaries lease for a period of more than three years, any real or personal property, which property we have or such Subsidiary has sold or transferred or will sell or transfer to such Person in contemplation of such leasing.

“Subsidiary” of a Person means (1) any corporation more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (2) any partnership or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned.  For the purposes of this definition, “Securities Having Ordinary Voting Power” means securities or other equity interests that ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Senior Debt

The debt securities and coupons, if any, appertaining thereto that will constitute part of our senior debt will be issued under the Senior Debt Indenture and will rank pari passu with all of our other unsecured and unsubordinated debt.

Limitation On Liens

The Senior Debt Indenture provides that we will not, and will not permit any of our Subsidiaries to, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) if such Debt is secured by a mortgage, pledge, security interest or lien (a “Mortgage” or “Mortgages”) upon any of our Principal Properties or of any of our Subsidiaries’ Principal Properties or upon any shares of stock or other stock or other equity interest or indebtedness of any of our Subsidiaries (whether such property, shares of stock or other equity interest or indebtedness is now owned or hereafter acquired) which owns any Principal Property, without in any such case effectively providing that the debt securities shall be secured equally and ratably with (or prior to) such Debt; provided, however, that the foregoing restrictions shall not apply to:

•	mortgages existing on the date the debt securities are originally issued or mortgages provided for under the terms of agreements existing on such date;

•	mortgages on Current Assets securing Current Liabilities;

•
mortgages on any property we or any of our Subsidiaries acquire, construct, alter or improve after the date of the Indenture that are created or assumed contemporaneously with or within one year after such acquisition (or, in the case of property constructed, altered or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost of such property, provided that in the case of any such construction, alteration or improvement the mortgages shall not apply to any property we or any of our Subsidiaries theretofore owned, other than (1) the property so altered or improved and (2) any theretofore unimproved real property on which the property so constructed or altered, or the improvement, is located;

•
existing mortgages on property we or any of our Subsidiaries acquire (including mortgages on any property acquired from a Person that is consolidated with or merged with or into us or any of our Subsidiaries) or mortgages outstanding at the time any Person becomes one of our Subsidiaries that are not incurred in connection with such entity becoming one of our Subsidiaries;

•	mortgages in our or any of our Subsidiaries’ favor;

•
mortgages on any property (1) in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, (2) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type, or (3) securing indebtedness issued or guaranteed by the United States, any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction; and

•
any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing bullet points; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs related to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the mortgage so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and any of our Subsidiaries may, without securing the debt securities, issue, assume or guarantee secured Debt (that would otherwise be subject to the foregoing restrictions) in an aggregate amount that, together with all other such secured Debt and the aggregate amount of our and our Subsidiaries’ Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to the provisions described below under “— Limitation on Sale/Leaseback Transactions” (excluding any such Sale/Leaseback Transactions the proceeds of which have been applied in accordance with clauses (2) or (3) under the “— Limitation on Sale/Leaseback Transactions” covenant described below), does not exceed 10% of the Consolidated Net Worth, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction we prepare in accordance with generally accepted accounting principles in the United States of America.

Limitation On Sale/Leaseback Transactions

The Senior Debt Indenture provides that we will not, and will not permit any of our Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than us or one of our Subsidiaries) unless:

(1)
at the time of entering into such Sale/Leaseback Transaction, we or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a mortgage on the property subject to such Sale/Leaseback Transaction, pursuant to the provisions of the covenant described under “— Limitation on Liens” without equally and ratably securing the debt securities pursuant to such provisions;

(2)
after the date on which debt securities are first issued, and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, we or such Subsidiary shall have expended for property used or to be used in our or such Subsidiary’s ordinary course of business (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction, and we shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (3) below); or

(3)
during the 12-month period after the effective date of such Sale/Leaseback Transaction, we shall have applied to the voluntary defeasance or retirement of debt securities or any of our pari passu indebtedness an amount equal to the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale/Leaseback Transaction (adjusted to reflect any amount we expended as set forth in clause (2) above), less an amount equal to the principal amount of such debt securities and pari passu indebtedness we voluntarily defeased or retired within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction we or any of our Subsidiaries entered into during such period.

Unless otherwise specified in the prospectus supplement relating to a particular series of offered debt securities, the covenants applicable to the debt securities would not necessarily afford holders protection in the event that we are involved in a highly leveraged or other transaction, or in the event of a material adverse change in our financial position or results of operations.  Unless otherwise specified in the prospectus supplement relating to a particular series of offered debt securities, the debt securities do not contain any other provisions that are designed to afford protection in the event that we are involved in a highly leveraged transaction.

Subordinated Debt

The debt securities and coupons, if any, attached to such debt securities that will constitute part of the Subordinated Debt Securities will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all of our Senior Indebtedness.  The Subordinated Debt Indenture defines “Senior Indebtedness” as all of our indebtedness, including indebtedness we have guaranteed or assumed, for borrowed money or evidenced by bonds, debentures, notes, letters of credit, interest rate exchange agreements, currency exchange agreements, commodity forward contracts or other similar instruments, or indebtedness or obligations with respect to any lease of real or personal property whether existing on the date hereof or hereinafter incurred, and any guarantee, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, provided that Senior Indebtedness shall not include (1) obligations that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, were without recourse to the issuer, (2) our obligations to any of our Subsidiaries and (3) any other obligations which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Subordinated Debt Securities.

In the event (1) of any insolvency or bankruptcy proceedings, or any receivership, liquidation or other similar proceedings including reorganization in respect of our company or a substantial part of our property, or (2) that (a) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness or (b) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, unless, in the case of a default under clause (b) above, the default with respect to the Senior Indebtedness is cured or waived, or 180 days pass after notice of the default is given to the holders of Senior Indebtedness (unless the maturity of such Senior Indebtedness has been accelerated), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made, in accordance with the relevant Senior Indebtedness, for such payment in money or money’s worth, before the holders of any of the Subordinated Debt Securities or coupons are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Subordinated Debt Securities or of such coupons.  No new period of suspension of payments under clause (b) above may be commenced by reason of the same event of default (or any other event of default that existed or was continuing on the date of the commencement of such period) within twelve months after the first such notice relating thereto.  Without limitation of the foregoing, upon any acceleration of the Subordinated Debt Securities because of an event of default, we must promptly notify the holders of Senior Indebtedness of such acceleration, and may not pay the Subordinated Debt Securities unless (A) 120 days pass after such acceleration and (B) the terms of the Subordinated Debt Indenture permit such payment at such time.

By reason of such subordination, in the event of our bankruptcy, insolvency or liquidation, our creditors who are holders of Senior Indebtedness and our general creditors may recover more, ratably, than holders of the Subordinated Debt Securities.  Certain of our contingent obligations, including certain guarantees, letters of credit, interest rate exchange agreements, currency exchange agreements and commodity forward contracts, would constitute Senior Indebtedness if we became obligated to pay such contingent obligations.

We expect from time to time to incur additional indebtedness constituting Senior Indebtedness.  The Subordinated Debt Indenture does not prohibit or limit the incurrence of additional Senior Indebtedness or any other indebtedness and does not require us to adhere to financial covenants or similar restrictions.  To the extent we issue Subordinated Debt Securities, we refer you to the applicable prospectus supplement for the amount of Senior Indebtedness outstanding.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating thereto.  Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which case the number of our shares of common stock or preferred stock to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement.  The prospectus supplement will also summarize the material federal income tax consequences applicable to such convertible or exchangeable debt securities.

Events of Default

An “Event of Default” is defined under each Indenture with respect to debt securities of any series issued under such Indenture as being:

•	default in the payment of any interest on any debt security when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of any debt security at its maturity;

•	default in our performance (or our breach) of any of our covenants or agreements in such Indenture, continued for 90 days after we receive written notice;

•
acceleration of, or any failure to pay at final maturity, any of our or our Subsidiaries’ Debt (other than the debt securities or Non-Recourse Indebtedness) in an aggregate amount in excess of $25 million if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after we receive written notice thereof; and

•	certain events of our or of one of our Significant Subsidiaries’ bankruptcy, insolvency or reorganization.

Each Indenture provides that if an Event of Default, other than certain events with respect to our bankruptcy, insolvency or reorganization, shall occur and be continuing, then the Senior Trustee or the Subordinated Trustee, as the case may be, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities may, by a notice in writing to us (and to the Senior Trustee or the Subordinated Trustee, as the case may be, if given by the holders), declare the principal of the debt securities, and all accrued and unpaid interest thereon, to be due and payable immediately.  If an Event of Default with respect to certain events of our bankruptcy, insolvency or reorganization shall occur and be continuing, then the principal on the debt securities, and all accrued and unpaid interest thereon, shall be due and payable immediately without any act on the part of the Senior Trustee or the Subordinated Trustee, as the case may be, or any holder.

The holders of not less than a majority in principal amount of the outstanding debt securities may, on behalf of the holders of all of the debt securities, waive any past default under the Indenture and its consequences, except a default (1) in respect of the payment of principal of or interest on the debt securities or (2) in respect of a covenant or provision that cannot be modified or amended without the consent of each holder.

Under each Indenture we are required to file annually with the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate as to our compliance with all conditions and covenants.  Each Indenture will provide that the Senior Trustee or the Subordinated Trustee, as the case may be, may withhold notice to the holders of the debt securities of any default (except payment defaults on the debt securities) if it considers it to be in the interest of such holders to do so.

Subject to the provisions of each Indenture relating to the duties of the Senior Trustee or the Subordinated Trustee, as the case may be, each Indenture provides that when an Event of Default occurs and is continuing, the Senior Trustee or the Subordinated Trustee, as the case may be, will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Senior Trustee or the Subordinated Trustee, as the case may be, reasonable security or indemnity.  Subject to such provisions concerning the rights of the Senior Trustee or the Subordinated Trustee, as the case may be, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee or the Subordinated Trustee, as the case may be, or exercising any trust or power conferred on the Senior Trustee or the Subordinated Trustee, as the case may be, under such Indenture.

Consolidation, Merger and Sale of Assets

Each Indenture provides that we will not consolidate with or merge into any other corporation, or convey, transfer or lease, or permit one or more of our Significant Subsidiaries to convey, transfer or lease, all or substantially all of our property and assets on a consolidated basis, to any Person unless (1) either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under such Indenture and the debt securities issued thereunder, (2) immediately after such transaction no Default or Event of Default shall exist and (3) the surviving corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.

Modification or Waiver

Each Indenture provides that we may modify and amend such Indenture, and the Senior Trustee or the Subordinated Trustee, as the case may be, may modify and amend such Indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities; provided that no such modification or amendment may, without the consent of each holder, among other things:

•	change the maturity of the principal of, or any installment of interest on, the debt securities;

•	reduce the principal amount of, or the rate of interest on, the debt securities;

•	change the place or currency of payment of principal of, or interest on, the debt securities;

•	impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof;

•	reduce the percentage of holders necessary to modify or amend such Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default.

Each Indenture provides that we may modify and amend such Indenture, and the Senior Trustee or the Subordinated Trustee, as the case may be, may modify and amend such Indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another Person to our company and the assumption by such Person of our covenants contained in such Indenture and the debt securities;

•	to add covenants of our company for the benefit of the holders or to surrender any right or power conferred upon our company;

•	to add Events of Default;

•	to secure the debt securities;

•	to evidence and provide for the acceptance of appointment by a successor Senior Trustee or a successor Subordinated Trustee, as the case may be;

•	to cure any ambiguity, defect or inconsistency in such Indenture; provided such action does not adversely affect the interests of the holders;

•
to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of the debt securities; provided such action shall not adversely affect the interests of the holders; or

•	to conform with the requirements of the Trust Indenture Act.

Defeasance and Covenant Defeasance

We may, at our option and at any time, terminate our obligations with respect to the outstanding debt securities (“Defeasance”).  Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities, except for (1) the rights of the holders of outstanding debt securities to receive payment in respect of the principal of and interest on such debt securities when such payments are due, (2) our obligations to issue temporary debt securities, register and transfer or exchange any debt securities, replace mutilated, destroyed, lost or stolen debt securities, maintain an office or agency for payments in respect of the debt securities and segregate and hold money in trust, (3) the rights, powers, trusts, duties and immunities of the Senior Trustee or the Subordinated Trustee, as the case may be, and (4) the Defeasance provisions of the applicable Indenture.  In addition, we may, at our option and at any time, elect to terminate our obligations with respect to the debt securities (being primarily the restrictions described under “— Limitation on Liens” and “— Limitation on Sale/Leaseback Transactions”), and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the debt securities (“Covenant Defeasance”).

In order to exercise either Defeasance or Covenant Defeasance:

•
we must irrevocably deposit with the Senior Trustee or the Subordinated Trustee, as the case may be, in trust, for the benefit of the holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding debt securities to maturity;

•
we must deliver to the Senior Trustee or the Subordinated Trustee, as the case may be, an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance or Covenant Defeasance, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance or Covenant Defeasance had not occurred (in the case of Defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued, or a change in applicable federal income tax laws occurring, after the date hereof);

•
no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as the last bullet point under the first paragraph under “— Events of Default” is concerned, at any time during the period ending the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

•
such Defeasance or Covenant Defeasance shall not cause the Senior Trustee or the Subordinated Trustee, as the case may be, to have a conflicting interest (as defined by the Trust Indenture Act) with respect to any of our securities;

•
such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the applicable Indenture or any material agreement or instrument to which we are a party or by which we are bound; and

•
we shall have delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the applicable Indenture to either Defeasance or Covenant Defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Debt would result.

Satisfaction and Discharge

Each Indenture provides that it will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in such Indenture) as to all outstanding debt securities when (1) either (a) all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money or certain U.S. Government Obligations has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation or (b) all debt securities not theretofore delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation have become due and payable or will become due and payable at maturity within one year and we have irrevocably deposited or caused to be deposited with the Senior Trustee or the Subordinated Trustee, as the case may be, funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation, for principal of and interest on the debt securities to the date of deposit together with irrevocable instructions from us directing the Senior Trustee or the Subordinated Trustee, as the case may be, to apply such funds to the payment thereof at maturity; (2) we have paid or have caused to be paid all other sums payable under such Indenture by us; and (3) we have delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate and an opinion of counsel stating that all conditions precedent under such Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold debt securities in “street name” through accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities.  Instead, we, the Senior Trustee and the Subordinated Trustee will recognize only the registered holder, bank or broker, or the financial institution the bank or broker uses to hold its debt securities.  These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so.  Street name and other indirect holders should consult their banks or brokers for information on their procedures with respect to these matters.

Direct Holders

Our obligations, as well as the obligations of the Senior Trustee and the Subordinated Trustee and those of any third parties employed by us, the Senior Trustee and the Subordinated Trustee, under the debt securities run only to persons who are registered as holders of debt securities.  As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below.  For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of global securities can only be indirect holders.  We require that the global security be registered in the name of a financial institution we select.  We also require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Forms of Securities” below occur.  The financial institution that acts as the sole direct holder of the global security is called the depositary.  Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.  Each prospectus supplement will indicate whether a series of debt securities covered by that prospectus supplement will be issued only in the form of global securities.

The Trustees

The Indentures and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Senior Trustee or the Subordinated Trustee, as the case may be thereunder, should the Senior Trustee or the Subordinated Trustee, as the case may be, become one of our creditors, to obtain payment of claims in certain cases.  We may from time to time maintain bank accounts and have other customary banking relationships with and obtain credit facilities and lines of credit from the Senior Trustee or the Subordinated Trustee, in the ordinary course of business; provided, however, that if the Senior Trustee or the Subordinated Trustee, as the case may be, acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

We have appointed the Senior Trustee, at the offices specified in the Senior Debt Indenture, as registrar, principal paying agent and transfer agent for the senior debt securities.  We will appoint the Subordinated Trustee, at the offices specified in the Subordinated Debt Indenture, as registrar, principal paying agent and transfer agent for the Subordinated Debt Securities.  In such capacities, the Senior Trustee or the Subordinated Trustee, as the case may be, will be responsible for, among other things, (1) maintaining a record of the aggregate holdings of global securities and accepting debt securities for exchange and registration of transfer, (2) ensuring that payments of principal of and interest on global securities and other debt securities received from us by the Senior Trustee or the Subordinated Trustee, as the case may be, are duly paid to The Depository Trust Company (“DTC”) or its nominee or the holders thereof, as the case may be, and (3) transmitting to us any notices from holders of debt securities.  We will cause the transfer agent to act as a registrar.  We may vary or terminate the appointment of the transfer agent or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts.

DESCRIPTION OF PREFERRED STOCK

Authorized Preferred Stock

Our restated certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.01 per share.  We may issue shares of preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors.

Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:

•	the number of shares to be included in the series;

•	the annual dividend rate for the series and any restrictions or conditions on the payment of dividends;

•	the manner in which dividends are to be paid;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any retirement or sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible or exchangeable, the terms and conditions of conversion or exchange;

•	the amounts payable to holders upon our liquidation, dissolution or winding up;

•	the priority of such series;

•	the voting rights of such series; and

•	any other rights, preferences and limitations relating to the series.

The ability of our board of directors to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our voting common stock, non-voting common stock or other series of preferred stock that may be outstanding.

No shares of our preferred stock are currently issued and outstanding.  Five hundred thousand shares of preferred stock have been designated as Series A Junior Participating Preferred Stock reserved for issuance under the Rights Agreement, dated as of July 22, 1998, between us and Mellon Investor Services, L.L.C., as rights agent.  See “Description of Common Stock―Stockholder Rights Plan” below.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series.  Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable.  Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue.  If necessary, the prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series.  A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	whether dividends are to be paid in cash or other securities or property;

•	any redemption or sinking fund provisions;

•	the voting rights of the preferred stock;

•	any conversion or exchange rights; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our voting and non-voting common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money.  Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our restated certificate of incorporation so permits.

Dividends

Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends.  The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement.  Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors.  Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the prospectus supplement.

Convertibility and Exchangeability

Shares of a series of preferred stock may be convertible or exchangeable into shares of our common stock, another series of preferred stock or other securities or property.  The conversion or exchange may be mandatory or optional.  The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement plus an amount equal to any accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative).  These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock.  If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security.  Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Transfer Agent

The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock is based on the provisions of our restated certificate of incorporation and by-laws and the applicable provisions of the Delaware general corporation law.  This information is qualified entirely by reference to the provisions of our restated certificate of incorporation, our by-laws and the Delaware general corporation law.  For information on how to obtain copies of our restated certificate of incorporation and by-laws, see “Where You Can Find More Information” below.

Authorized Capital

We currently have authority to issue 180,000,000 shares of capital stock, consisting of 5,000,000 shares of preferred stock, $0.01 par value, 150,000,000 shares of voting common stock, $0.01 par value, and 25,000,000 shares of non-voting common stock, $0.01 par value.  As of December 31, 2007, 116,128,572 shares of our voting common stock were issued and outstanding, and no shares of our non-voting common stock or preferred stock were issued or outstanding.

The rights of the holders of our voting and non-voting common stock discussed below are subject to the rights that our board of directors may from time to time confer on holders of our preferred stock issued in the future.  These rights may adversely affect the rights of holders of our voting common stock, non-voting common stock, or both.

Requirements for Advance Notification or Stockholder Proposals and Nominations

Our by-laws contain provisions requiring that a stockholder deliver advance notice of any business that such stockholder intends to raise at an annual meeting of stockholders and providing for procedures to be followed if a stockholder wishes to nominate a person to be elected as a director.  To be timely, the stockholder must give written notice to our Secretary not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting.  If the date of the next annual meeting is more than 30 days before, or more than 60 days after, the first anniversary of the preceding year’s annual meeting, the stockholder must deliver notice to our Secretary not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The notice must provide information about the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is being made, each person whom the stockholder proposes to nominate for election or reelection as director, and the business to be brought before the meeting.  In addition, if we plan  to increase the size of our board of directors, and we do not publicly announce all of the nominees for election or specify the size of the increased board of directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder will have 10 days following the date of our public announcement to give notice with respect to nominees for any new positions created by such increase.

Special Meetings

Subject to the rights of holders of preferred stock, special meetings of stockholders may be called only by our board of directors pursuant to a resolution approved by a majority of the total number of directors, or by a person or committee expressly so authorized by our board of directors pursuant to a resolution approved by a majority of the total number of directors.  According to our by-laws, if we call a special meeting to elect directors to our board of directors, a stockholder may nominate individuals for election if such stockholder delivers notice to our Secretary not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

Voting Rights

Each holder of our common stock is entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders, and does not have cumulative voting rights.  In general, holders of our non-voting common stock do not have voting rights, other than those required by law.  However, holders of non-voting common stock may vote as a separate class on amendments to the restated certificate of incorporation that adversely affect their powers, preferences or special rights as holders of non-voting common stock.

Conversion Rights

Qualified institutional investors who are subject to regulatory requirements that forbid or limit their right to own general voting stock may convert their common stock into non-voting common stock on a share-for-share basis as needed to satisfy applicable regulatory requirements, or directly purchase non-voting common stock because of such regulatory requirements.  Thereafter, the non-voting common stock may be converted into common stock on a share-for-share basis in such circumstances as are permitted by applicable regulatory requirements.

Dividends

Subject to any preferential rights of any of our outstanding preferred stock, holders of our common stock and non-voting common stock, treated as a single class, are entitled to receive, based on the number of shares held, cash dividends when and as declared by our board of directors from funds legally available for such purpose.

Rights Upon Liquidation

If we liquidate, holders of our common stock and non-voting common stock, treated as a single class, are entitled to receive, based on the number of shares held, all of the assets available for distribution to stockholders after payment of all prior claims, including any preferential liquidation rights of any preferred stock outstanding at that time.  The holders of our common stock and non-voting common stock do not have any redemption rights.

No Action by Written Consent

Subject to the rights of holders of preferred stock, any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be affected by any consent in writing by such stockholders.

Other Rights

The holders of our common stock and non-voting common stock do not have preemptive rights to subscribe to any additional shares of any class of our capital stock.  All of our outstanding shares of common stock are, and, upon conversion or exchange, any issued shares of our common stock and/or non-voting common stock will be, fully paid and non-assessable.  Our common stock and non-voting common stock do not have any sinking fund provisions.

Our voting common stock is listed for trading on the New York Stock Exchange under the symbol “BWA” and the transfer agent and registrar for our voting common stock is Mellon Investor Services, L.L.C.

Some Important Charter and Statutory Provisions

Our restated certificate of incorporation provides for the division of our board of directors into three classes of directors, each serving staggered, three-year terms.  In addition, our restated certificate of incorporation and our by-laws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of our outstanding voting power.  Our restated certificate of incorporation further provides generally that any alteration, amendment or repeal of its sections regarding the composition, election and classification of our board of directors requires the approval of the holders of at least 80% of our outstanding voting power.

Our restated certificate of incorporation also provides that when it is evaluating any proposal from another party to (1) make a tender offer for our equity securities, (2) merge or consolidate us with another corporation or (3) purchase or otherwise acquire substantially all of our properties and assets, our board of directors must give due consideration to all relevant factors, including the social and economic effects on our employees, customers, suppliers and other constituents and the communities in which we operate or are located.

Our restated certificate of incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the Delaware general corporation law; or

•	for any transaction from which the director derived an improper personal benefit.

    Our restated certificate of incorporation also provides that each of our current or former directors, officers, employees or agents, or each such person who is or was serving or who had agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of that person), will be indemnified by us to the fullest extent permitted by the Delaware general corporation law.  Our restated certificate of incorporation also specifically authorizes us to enter into agreements with any person providing for indemnification greater or different than that provided by our restated certificate of incorporation.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management.

We are subject to the provisions of Section 203 of the Delaware general corporation law.  In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

(1)	prior to that date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2)
when the transaction that resulted in such person becoming an interested stockholder was completed, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, shares owned by some directors or employee stock plans; or

(3)
on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote, and not by the written consent, of at least two-thirds of outstanding voting stock, excluding the stock owned by the interested stockholder.

    For purposes of Section 203, a “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder.  An “interested stockholder” is a person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, who together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own, 15% or more of the corporation’s outstanding voting stock.

Stockholder Rights Plan

On July 21, 1998, our board of directors adopted a stockholder rights plan and, on July 22, 1998, signed a rights agreement with Mellon Investor Services, L.L.C., as rights agent.  A copy of our rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus.  Under our stockholder rights plan, one preferred stock purchase right is attached to each outstanding share of our common stock.  We refer to these preferred stock purchase rights as the “rights.”  Each share of common stock and each share of non-voting common stock issued in the future will also receive a right until the rights become exercisable.  Until a right is exercised, the holder of a right does not have any additional rights as a stockholder.  These rights will expire on July 22, 2008, unless they are previously redeemed or exchanged by us as described below. These rights trade automatically with our common stock and non-voting common stock and will separate from the common stock and non-voting common stock and become exercisable only under the circumstances described below.

In general, the rights will become exercisable when the first of the following events happen:

(1)	ten calendar days after a public announcement that a person or group has acquired beneficial ownership of 20% or more of the sum of our outstanding common stock and non-voting common stock; or

(2)
ten business days, or such other date determined by our board of directors, after the beginning of, or announcement of an intention to begin, a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the sum of our outstanding common stock and non-voting common stock.

If the rights become exercisable, holders of the rights will be able to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock at a price of $300, subject to adjustment.  However, all rights owned by any persons or groups triggering the event shall be void.  If a person or group acquires 20% or more of the sum of our outstanding common stock and non-voting common stock then each right will entitle the holder (other than the 20% or more person or group that triggered the rights) to purchase a number of shares of our common stock in respect of rights attached to our common stock, or a number of shares of our non-voting common stock in respect of rights attached to our non-voting common stock, in either case having a market value of two times the exercise price of the right.

If we are acquired in a merger or other business combination transaction, or 50% or more of our consolidated assets or earning power are sold after a person or group acquires 20% or more of the sum of our outstanding common stock and non-voting common stock, then each right will entitle the holder (other than the 20% or more person or group that triggered the rights) to purchase a number of shares of common stock of the surviving or acquiring corporation having a market value of two times the exercise price of the right.

At any time after a person or group has acquired beneficial ownership of 20% or more of our outstanding common stock and non-voting common stock, our board of directors may, at its option, exchange all or any part of the then outstanding and exercisable rights for shares of common stock or shares of Series A Preferred Stock at an exchange ratio of one share of common stock or one one-hundredth of a share of Series A Junior Participating Preferred Stock per right.  However, our board of directors will not be empowered to affect such exchange at any time after any person or group becomes the beneficial owner of 50% or more of our outstanding common stock.

Our board of directors may redeem the rights for $.01 per right at any time before a person or group has acquired beneficial ownership of 20% or more of the sum of our outstanding common stock and non-voting common stock.  Our board of directors may generally reduce the 20% trigger to the higher of (1) the largest percentage then known to our company beneficially owned by a person or group or (2) 10%, and may otherwise amend the rights at any time before a person or group has acquired beneficial ownership of 20% or more of the sum of our outstanding common stock and non-voting common stock.  The rights will expire at the close of business on July 22, 2008 unless we redeem them before that date.

DESCRIPTION OF DEPOSITARY SHARES

Fractional Shares of Preferred Stock

We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock.  If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest as described in the prospectus supplement, of a share of preferred stock.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to that series.  The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000.  The prospectus supplement relating to a series of depositary shares will include the name and address of the depositary.  Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date.  The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution.  In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred stockholders of the relevant series will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related preferred stock series and any money or other property those depositary shares represent.  Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares.  If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the prospectus supplement.

Convertibility and Exchangeability

Shares of a series of preferred stock may be convertible or exchangeable into shares of our common stock, another series of preferred stock or other securities or property.  The conversion or exchange may be mandatory or optional.  The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock.  Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares.  The depositary will vote the preferred stock shares underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so.  If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those preferred stock shares, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement.  However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment.  We or the depositary may terminate a deposit agreement only if:

•	we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement,

•	all preferred stock of the relevant series has been withdrawn, or

•
there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock.  Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Title

We and each depositary and any of our respective agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose.  See “Forms of Securities” below.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal.  Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.  That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal,

•	be a bank or trust company having its principal office in the United States, and

•	have a combined capital and surplus of at least $50,000,000.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement.  Our obligations and the obligations of each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity.  They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares or units.  Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Warrant Agreements

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank that we select as warrant agent with respect to such series.  The warrant agent will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000.

Issuance In Series

The prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent.  The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

•	the date on which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise, and the price for purchasing those debt securities;

•
in the case of warrants to purchase preferred stock, depositary shares or common stock, the number of depositary shares or shares of preferred stock or common stock, as the case may be, that can be purchased upon the exercise, and the price for purchasing those shares;

•	in the case of warrants to purchase units upon exercise, the number and type of units that can be purchased upon exercise, and the price of those units;

•	the dates on which the right to exercise the warrants will commence and expire;

•	material U.S. federal income tax consequences of holding or exercising those warrants;

•	the terms of the securities issuable upon exercise of those warrants; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement.  If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged.  Prior to warrant exercise, warrantholders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the prospectus supplement at the exercise price mentioned in, or calculated as described in, the prospectus supplement.  Unless otherwise specified in the prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described below under “Forms of Securities,” by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount.  The information required to be delivered will be on the reverse side of the warrant certificate and in the prospectus supplement.  Upon receipt of payment and the warrant certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by such warrant certificates are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

As will be provided in a prospectus supplement, in the case of warrants to purchase common stock or securities convertible into or exchangeable for common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•
the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•	any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the prospectus supplement.

No adjustment in the number of shares or securities purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number.  No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

Unless provided otherwise in an applicable prospectus supplement, we and any warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholders’ consent, for the purpose of:

•
curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to us and its assumption of our covenants contained in the warrant agreement and the warrants;

•	appointing a successor depository, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to our covenants for the warrantholders’ benefit or surrendering any right or power we have under the warrant agreement;

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

Unless provided otherwise in an applicable prospectus supplement, we and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants affected by such amendment, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the warrantholders’ rights.  However, no such amendment that:

•	reduces the number or amount of securities receivable upon warrant exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Unless provided otherwise in an applicable prospectus supplement, each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation.  However, any successor or acquirer of such assets must assume all of our obligations under the relevant warrant agreement and for the unexercised warrants, as appropriate, and we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.  Any warrantholder may, without the warrant agent’s consent or consent of any other warrantholder, enforce by appropriate legal action its right to exercise that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of satisfactory evidence of the ownership of that warrant certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we have, or the warrant agent has, received notice that the warrant certificate has been acquired by a bona fide purchaser.  That warrantholder will also be required to provide indemnity satisfactory to us and the relevant warrant agent before a replacement warrant certificate will be issued.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.  See “Forms of Secuirties” below.
DESCRIPTION OF UNITS

We may issue units comprised of one or more debt securities, shares of preferred stock, shares of common stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any debt security, preferred stock, common stock or warrant, respectively, included in each unit.

We may issue units in such amounts and in as many distinct series as we wish.  This section summarizes terms of the units that apply generally to all series.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent.  We may add, replace or terminate unit agents from time to time.  We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement.  The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units.  The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued.  Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock and warrants.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units.  Limitations of this kind will be described in the prospectus supplement.

Modification Without Consent of Holders

Unless provided otherwise in an applicable prospectus supplement, we and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

    We do not need any approval to make changes that affect only units to be issued after the changes take effect.  We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect.  In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

Unless provided otherwise in an applicable prospectus supplement, we may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right, or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Unless provided otherwise in an applicable prospectus supplement, any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series, or

•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act.  Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Title

We and the unit agents and any of our respective agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.  See “Forms of Securities” below.

FORMS OF SECURITIES

Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.  Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or, if a registry is kept, the registered owner of the note in the registry, or (2) subject to the limitations explained below under “--Limitations on Issuance of Bearer Securities and Bearer Debt Warrants,” in bearer form, where our obligation runs to the bearer of the security.  Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which the holder thereof will be the owner), and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.  Registered global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which the holder thereof will be the owner).  The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities.  We may issue registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee.  In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.  Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities.  We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants.  Upon the issuance of a registered global security, the depositary will credit, on its book entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants.  Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.  Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.  The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form.  These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement.  Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, purchase contract or unit agreement.  Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement.  We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, interest payments on debt securities, other amounts due under debt securities and any payments to holders with respect to warrants, purchase contract or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security.  None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, interest, other amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary.  We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary.  In addition, the indenture permits us at any time and in our sole discretion to decide not to have any of the securities represented by one or more registered global securities.  However, The Depository Trust Company, New York, New York has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant.  We will issue securities in definitive form in exchange for the registered global security or all the securities representing those securities.  Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs.  It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities.  The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities.  The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities and Bearer Debt Warrants

In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, and bearer debt warrants will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c) (2) (i) (D).  Any underwriters, agents or dealers participating in the offerings of bearer securities or bearer debt warrants, directly or indirectly, must agree that:

•
they will not, in connection with the original issuance of any bearer securities or during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c) (2) (i) (D) (7) which we refer to as the “restricted period,” offer, sell, resell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above, and

•
they will not, at any time, offer, sell, resell or deliver, directly or indirectly, any bearer debt warrants in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities or bearer debt warrants are aware of the above restrictions on the offering, sale, resale or delivery of bearer securities or bearer debt warrants.

Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2) (i)(D)(3)(iii) and any coupons appertaining thereto will not be delivered in permanent global form or definitive bearer form, and no interest will be aid thereon, unless we have received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the relevant interest in the bearer security:

•	is owned by a person that is not a United States person;

•
is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the Treasury Regulations thereunder;

•
or is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will not issue bearer debt warrants in definitive form.

We will make payments on bearer securities and bearer debt warrants only outside the United States and its possessions except as permitted by the above Treasury Regulations.

Bearer securities, other than temporary global securities, and any coupons or talons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”  The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used in this section, the term bearer securities includes bearer securities that are part of units and the term bearer debt warrants includes bearer debt warrants that are part of units.  As used herein, the term “United States person” means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.  As used herein, “United States” means the United States of America (including the states thereof and the District of Columbia) and “its possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

Form of Securities Included in Units

The form of any warrant included in a unit will correspond to the form of the unit and of any other security included in that unit.

PLAN OF DISTRIBUTION

We may sell the debt securities in and/or outside the United States: (1) through underwriters or dealers; (2) directly to one or more purchasers; or (3) through agents.  The applicable prospectus supplement with respect to the debt securities will set forth the terms of the offering of the debt securities, including the name or names of any underwriters or agents, if any, the purchase price of the debt securities and the proceeds to us from such sale.  In addition, the applicable prospectus supplement will set forth any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.  Any initial public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  The underwriter or underwriters with respect to a particular underwritten offering of debt securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement.  Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered debt securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the offered debt securities if any are purchased.

If dealers are used in the sale of debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealers as principals.  The dealers may then resell such debt securities to the public at varying prices to be determined by such dealers at the time of resale.  The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

The debt securities may be sold through agents we designate from time to time.  Any agent involved in the offer or sale of the debt securities in respect to which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating thereto.   Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may sell the debt securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale thereof.  The terms of any such sales, including the terms of any bidding or auction process, will be described in the prospectus supplement relating thereto.

Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof.  Agents, dealers and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

In connection with an offering, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities.  Specifically, such persons may overallot such offering, creating a syndicate short position.  In addition, such persons may bid for, and purchase, the debt securities in the open market to cover syndicate shorts or to stabilize the price of the debt securities.  Finally, such persons may reclaim selling concessions allowed for distributing the debt securities in an offering, if such persons repurchase previously distributed debt securities in syndicate covering transactions, in stabilization transactions or otherwise.  Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels.  Such persons are not required to engage in these activities, and may end any of these activities at any time.  The debt securities may or may not be listed on a national securities exchange.  We cannot assure you as to the future liquidity of the trading market, if any, for any debt securities issued.
LEGAL MATTERS

Legal matters relating to the securities offered hereby will be passed upon for us by Miller, Canfield, Paddock and Stone P.L.C., Detroit, Michigan.

EXPERTS

The financial statements, incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of BorgWarner Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.  You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  The SEC maintains a website (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the SEC (such as us).  In addition, you can read and copy our SEC filings at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly filed documents into this prospectus, which means that we may disclose material information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any additional documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) at any time after the initial filing of the registration statement, whether before or after it is declared effective, until the offering of the securities is terminated.

The following documents that we previously filed with the SEC (SEC File No. 001-12162) are incorporated by reference; provided, however, that we are not incorporating, in each case, any document or information deemed to have been furnished and not filed in accordance with SEC rules:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 14, 2008; and

(2)	Our definitive Proxy Statement on Schedule 14A, relating to our 2007 annual meeting of stockholders filed on March 23, 2007.

We will provide at no cost to any person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents, unless specifically incorporated by reference.  You should direct any requests for documents to BorgWarner Inc., 3850 Hamlin Road, Auburn Hills, Michigan 48326, Attention: Corporate Secretary.

No dealer, salesperson or other person is authorized to provide any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of its date.

_____________________

$750,000,000

 Debt Securities
Preferred Stock
Voting Common Stock
Non-Voting Common Stock
Depository Shares
Warrants
Units

_____________________

Prospectus

_____________________

March 4, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the offerings described in this registration statement, all of which will be paid by the registrant.  All such expenses other than the registration fee are estimates.

Securities and Exchange Commission registration fee	$29,475
Legal fees and expenses	80,000
Accounting fees and expenses	80,000
Printing and engraving expenses	35,000
Rating agency fees	25,000
Trustee fees and expenses	20,000
Miscellaneous expenses	15,000
Total	$284,475
__________

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides as follows:

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by Section 102 of the DGCL, BorgWarner Inc.’s  restated certificate of incorporation provides that no director shall be liable to BorgWarner Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director’s duty of loyalty to BorgWarner Inc. and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

BorgWarner Inc.’s restated certificate of incorporation provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL, and allows BorgWarner Inc. to advance or reimburse litigation expenses upon submission by the director, officer or employee of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer.

The registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

For information concerning the registrant’s undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

Item 16.  Exhibits.

Exhibit Number		Description of Exhibits
1.1	–	Form of Underwriting Agreement.(1)
3.1/4.1	–	Restated Certificate of Incorporation of registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993).
3.2/4.2	–	Amended and Restated By-Laws of registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Report on Form 8-K filed November 14, 2007).
3.3/4.3	-
Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).

3.4/4.4	-
Certificate of Ownership and Merger Merging BorgWarner Inc. into Borg-Warner Automotive, Inc. (incorporated by reference to Exhibit 99.1 of the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

4.5	-
Indenture, dated as of February 15, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registration Statement No. 333-66879 filed November 6, 1998).

4.6
(Senior Debt) Indenture, dated as of September 23, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association), as trustee, (incorporated by reference to Exhibit No. 4.1 to the Company’s Report on Form 8-K filed October 6, 1999).

4.7	-
Rights Agreement, dated as of July 22, 1998, between Borg-Warner Automotive, Inc. and Mellon Investor Services, L.L.C. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed on July 24, 1998).

4.9	–	Form of Subordinated Debt Indenture. (1)
4.10	–	Form of Senior Debt Securities. (1)
4.11	–	Form of Subordinated Debt Securities. (1)
4.12	–	Form of Deposit Agreement. (1)
4.13	–	Form of Depositary Receipts. (1)
4.14	–	Form of Warrant Agreement. (1)
4.15	–	Form of Warrants. (1)
4.16	–	Form of Unit Agreement. (1)
4.17	–	Form of Units. (1)
5.1	_	Opinion of the Miller Canfield Paddock and Stone, P.L.C., counsel to the Company, on the validity of the securities being registered. (2)
12.1	–	Computation of Ratio of Earnings to Fixed Charges. (2)
23.1	–	Consent of Deloitte & Touche LLP. (2)
24.1	–	Powers of Attorney
25.1	–	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Subordinated Trustee under the Subordinated Debt Indenture. (3)
25.2	–
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the (Senior Debt) Indenture, dated as of September 23, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association), as trustee. (2)

(1)        To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference.
(2)        Filed herewith.
(3)
To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference, or incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or sued or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf o the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

II-

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BorgWarner Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan, on March 4, 2008.

                                       BORGWARNER INC.

                                      /s/ Timothy M. Manganello
                              By:           ______________________
                                                           Timothy M. Manganello

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Timothy M. Manganello Timothy M. Manganello	Chairman of the Board, Director, Chief Executive Officer (Principal Executive Officer)	March 4, 2008
/s/ Robin J. Adams Robin J. Adams	Executive Vice President, Chief Financial Officer and Chief Administrative Officer & Director (Principal Financial Officer)	March 4, 2008
/s/ Jeffrey L. Obermayer Jeffrey L. Obermayer	Vice President and Controller (Principal Accounting Officer)	March 4, 2008
* Phyllis O. Bonanno	Director	March 4, 2008
* David T. Brown	Director	March 4, 2008
* Jere A. Drummond	Director	March 4, 2008
* Paul E. Glaske	Director	March 4, 2008
* Alexis P. Michas	Director	March 4, 2008
* Ernest J. Novak, Jr.	Director	March 4, 2008
* Richard O. Schaum	Director	March 4, 2008
* Thomas T. Stallkamp	Director	March 4, 2008
/s/ Timothy M. Manganello Timothy M. Manganello	As attorney-in-fact for those individuals marked by an asterisk.	March 4, 2008

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits
1.1	–	Form of Underwriting Agreement.(1)
3.1/4.1	–	Restated Certificate of Incorporation of registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993).
3.2/4.2	–	Amended and Restated By-Laws of registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q for the year ended December 31, 2003).
3.3/4.3	-
Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).

3.4/4.4	-
Certificate of Ownership and Merger Merging BorgWarner Inc. into Borg-Warner Automotive, Inc. (incorporated by reference to Exhibit 99.1 of the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

4.5	-
Indenture, dated as of February 15, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registration Statement No. 333-66879 filed November 6, 1998).

4.6
(Senior Debt) Indenture, dated as of September 23, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association), as trustee, (incorporated by reference to Exhibit No. 4.1 to the Company’s Report on Form 8-K filed October 6, 1999).

4.7	-
Rights Agreement, dated as of July 22, 1998, between Borg-Warner Automotive, Inc. and Mellon Investor Services, L.L.C. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed on July 24, 1998).

4.9	–	Form of Subordinated Debt Indenture. (1)
4.10	–	Form of Senior Debt Securities. (1)
4.11	–	Form of Subordinated Debt Securities. (1)
4.12	–	Form of Deposit Agreement. (1)
4.13	–	Form of Depositary Receipts. (1)
4.14	–	Form of Warrant Agreement. (1)
4.15	–	Form of Warrants. (1)
4.16	–	Form of Unit Agreement. (1)
4.17	–	Form of Units. (1)
5.1	_	Opinion of Miller Canfield Paddock and Stone, P.L.C., counsel to the Company, on the validity of the securities being registered. (2)
12.1	–	Computation of Ratio of Earnings to Fixed Charges. (2)
23.1	–	Consent of Deloitte & Touche LLP. (2)
24.1	–	Power of Attorney
25.1	–	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Subordinated Trustee under the Subordinated Debt Indenture. (3)
25.2	–
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the (Senior Debt) Indenture, dated as of September 23, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association), as trustee. (2)

(1)	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference.
(2)	Filed herewith.
(3)	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference, or incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.